Exhibit 10.4A
CHS ANNUAL VARIABLE PAY PLAN
APPENDIX A, PLAN DETAILS - FISCAL 2017

COMPANY RETURN ON ADJUSTED EQUITY (ROAE) and RETURN ON ASSET (ROA) GOALS

Performance Targets	CHS ROAE	CHS ROA	Description	Award as % of Target
Maximum	11.5%	11.5%	Maximum Performance Goal	200%
Target	9.5%	9.5%	Targeted Performance Goal	100%
Threshold	7.5%	7.5%	Minimum Performance Goal	50%

RETURN ON ADJUSTED EQUITY (ROAE) EXPLANATION
ROAE is a measurement of company profitability and is calculated by dividing adjusted net income (earnings) by adjusted equity. To determine the equity and earnings adjustments, CHS subtracts preferred stock dividends from earnings, and reduces equity by the amount of preferred stock on the balance sheet.

ROAE
Adjusted Fiscal Year Earnings
Adjusted Beginning Year Equity

RETURN ON ASSETS (ROA) EXPLANATION
ROA is a measurement of how well a company uses its assets to generate earnings and is calculated by dividing operating income by total assets minus working capital liabilities. Details on the ROA calculation, goal determination and 2017 goals can be answered by the finance contact for your group.

ROA
Operating Income
Total Assets - Working Capital Liabilities

AWARD OPPORTUNITY EXAMPLES
The example below illustrates threshold, target, and maximum award opportunities for an employee with a pay basis of $70,000 and a target award potential of 5%.

Performance Targets	Award Opportunity as % of Base Pay	Award Opportunity Calculation	Award Opportunity Amount
Maximum	10.0%	$70,000 x 10.0%	$7,000
Target	5.0%	$70,000 x 5.0%	$3,500
Threshold	2.5%	$70,000 x 2.5%	$1,750

Compensation earned will be mathematically interpolated when performance results occur between the three Performance Levels.

AWARD CALCULATION EXAMPLES
The following is an example of an annual variable pay compensation calculation for an employee who is a Business Unit Contributor with a $70,000 pay basis and a target award potential of 5.0% ($3,500).

Performance Measures	Goal Weighting	Target Award	X	Performance to Target	=	Goal/ Award Result
CHS ROAE	10%	$350	X	90%	=	$315
Business Unit ROA	60%	$2,100	X	100%	=	$2,100
Individual Performance	30%	$1,050	X	170%	=	$1,785
Totals	100%	$3,500				$4,200

The following is an example of an annual variable pay compensation calculation for an employee who is in a Corporate Contributor role with a $70,000 pay basis and a target award potential of 5.0% ($3,500).

Performance Measures	Goal Weighting	Target Award	X	Performance to Target	=	Goal/ Award Result
CHS ROAE	60%	$2,100	X	90%	=	$1,890
Enterprise ROA	10%	$350	X	100%	=	$350
Individual Performance	30%	$1,050	X	170%	=	$1,785
Totals	100%	$3,500				$4,025

In the following example, the CHS ROAE threshold goal required to trigger all components of the Plan is not met. However, the business unit exceeds its target goal. The annual variable pay compensation calculation is for an employee who is in a Business Unit Contributor role with a $70,000 pay basis and a target award potential of 5.0% ($3,500).

The business unit achieves 110% of its ROA target and only the earned business unit award is paid. Zero compensation is earned for the CHS ROAE and Individual Performance components of the award.

Performance Measures	Goal Weighting	Target Award	X	Performance to Target	=	Goal/ Award Result
CHS ROAE	10%	$350	X	0%	=	$0
Business Unit ROA	60%	$2,100	X	110%	=	$2,310
Individual Performance	30%	$1,050	X	0%	=	$0
Totals	100%	$3,500				$2,310